Exhibit 99.1

AeroGrow Launches International Expansion into South Korea

•	Agreement reached with Korea Fujifilm for multichannel TV and retail launch

•	Opening order for 5,000 AeroGardens plus seed kits

Boulder, CO - February 20, 2008 - AeroGrow International, Inc. (NASDAQ:AERO - News) ("AeroGrow" or the "Company"), makers of the AeroGarden® line of indoor gardening products, announced that it has entered into an agreement with Korea Fujifilm Co., Ltd. ("KFF"), headquartered in Seoul, South Korea, granting KFF exclusive rights to market and distribute the current AeroGarden product line in South Korea. KFF plans to launch the AeroGarden line through television home shopping and a variety of retail outlets, as well as launching web marketing and public relations initiatives.

Korea Fujifilm Co., Ltd. was established in April 1975 and joined the Lotte Group, a $36 billion dollar consumer products and construction conglomerate, in 1980. KFF has retail distribution throughout South Korea in the consumer products industry, including established relationships with South Korea's growing home television shopping channels. KFF's sales exceeded $178 million dollars in 2005. The Lotte Group has been vigorously building a global organization with more than 50 group companies in domestic and overseas markets.

"With a population of 50 million people, a rapidly growing consumer economy, significant portions of the population living in high-rise apartments, an inherent cultural love of flowers and a growing focus on healthy lifestyles, we believe South Korea represents an excellent market for the AeroGarden product line," said Jerry Perkins, AeroGrow's President and COO. "We explored multiple opportunities in this important market and believe KFF demonstrated not only the passion and understanding of the product needed for a successful launch, but also has the tools already in place to manage a rapid, multichannel launch."

About AeroGrow International, Inc.

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden® line of indoor gardening products. AeroGardens feature NASA-proven, dirt-free aeroponic technology, allowing anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

CONTACTS:
Corporate	Investor
John Thompson	Budd Zuckerman
AeroGrow International, Inc	Genesis Select Corporation
(303) 444-7755	(303) 415-0200
john@aerogrow.com	bzuckerman@genesisselect.com

FORWARD-LOOKING STATEMENTS
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Michael Bissonnette, Jerry Perkins, and/or the Company, statements regarding growth of the AeroGarden product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the kitchen garden appliance market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.